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                                                                 EXHIBIT 10.01

                   INTERNATIONAL HUMANITARIAN DEVELOPMENT LTD.
                               "SERVING HUMANITY"
                     23/F KINWICK CENTRE, 32 HOLLYWOOD ROAD
                               CENTRAL, HONG KONG
          WEBSITE: HTTP://WWW.INTERNATIONALHUMANITARIANDEVELOPMENT.COM

                               PURCHASE AGREEMENT

This agreement between Beijing Longenge Culture Promotion Co., Ltd., located at No. 1 Hong Wei Road, Shijing Shan District, Beijing, which operates the Beijing Shenji Dansing School, hereinafter, referred to as the "Purhasor", and International Humanitarian Development Ltd. a joint venture corporation organized under the laws of Hong Kong, and located at 32 Hollywood Rd., Central Hong Kong, hereinafter referred to as the "Seller" defines the terms of sale for the reconstruction of the Beijing Shenji Dansing School.

Whereas the purchaser has created a plan for the construction and rehabilitation of a new facility. These facilities will cover a 30000 sq. meter parcel of land with 14400 square meters of buildings inclusive of:

         a central education building
         an experimental education building
         an apartment building
         a theatre
         an art gym
         a dining building
         a supporting building

The facilities budgets have been submitted by the purchasor.

The facilities design, and construction are the responsibility of the seller.

Both the buyer and the seller agree that the budget shall be an aggregate of $25,000,000 USD (200,000,000 RMB), inclusive of interest costs. The seller will submit final designs and budgets. Building sizes may vary in accordance with the budgetary requirements.

This project requires a deposit of $5,000,000 USD.

Upon receipt of the deposit the seller shall begin the design and budgetary process. This process shall take approximately 90 days. The completion of the facilities is expected to take approximately 2 years.

The building standards for the theatre and school buildings is to be International Building Code, while the dormitories and support facilities shall be built in accordance with the Chinese construction standards and codes as applicable.

The purchasors plans are an exhibit to this agreement. In addition to the primary prices defined by the purchasor additional reserves for interest are estimated at $1,000,000 USD, and a scholarship fund is to be set aside in the amount of $1,750,000 USD.

This agreement may be terminated by either party for failure to perform in accordance with the final approved budgets and plans. The effect of such termination shall be return of the deposit less any documentable disbursements.

Disputes shall be settled by arbitration in Hong Kong. The international rules of arbitration shall apply.

The seller warrants that the buildings shall be delivered in accordance with the standards prescribed in this contract as well as the final budgetary proposal.






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The seller shall submit, file, present, all documentary requirements for these buildings as prescribed by law.

The seller shall maintain proper public liability insurance during the construction period.

The seller shall warrant the building be free of structural defects, and shall effect repair to any structural defect for a period of one year.

The purchasor warrants that the specifications provided are adequate for the proposed facilities.

The purchasor is responsible for all applicable academic, vocational, and technical standards.

The purchasor is responsible for all licenses, permits, taxes, duties, transfer fees, and regulatory approvals.

The governing law for this agreement shall be Hong Kong, SAR, Peoples Republic of China.

We the owners, officers and directors of International Humanitarian Development Ltd. set forth to this agreement our signatures and stamps with full corporate authority and in agreement with the purchasor who sets forth his signature and stamps with full corporate authority.

For and on behalf of: International Humanitarian Development Ltd.
Date: Feb 13, 2001

/s/  Lawrence Artz, Chairman, Neurotech Shareholder

/s/  Zhao Ly, Managing Director, CCS Shareholder


For and on behalf of: Bei Jing Longenge Culture Promotion Co. Ltd.
Date: Feb 13, 2001

/s/  Jing, Agent

Authorized by:
/s/  Jing Qi Zhu, director